UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 9, 2005
VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5759	65-0949535

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida		33131

(Address of Principal Executive Offices)		(Zip Code)
(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 — Financial Statements and Exhibits
     (b) Pro forma Financial Information
     On December 15, 2005, Vector Group Ltd. (the “Company”) filed a Current Report on Form 8-K (the “2005 Form 8-K”) to report that on December 9, 2005 its exchange offer to acquire all of the outstanding common shares, par value $0.01 per share (the “New Valley Common Shares”), of New Valley Corporation (“New Valley”) that it did not already own was successful. The exchange offer resulted in the Company owning more than 94.5% of the outstanding New Valley Common Shares. On December 13, 2005, the Company completed a short form merger of New Valley. The Company reported in the 2005 Form 8-K pro forma financial information in connection with the exchange offer and the merger by referencing its Prospectus dated November 23, 2005, which was filed as Exhibit 99.3 to the 2005 Form 8-K.
     In addition, effective January 1, 2006, the Company adopted EITF Issue No. 05-8, “Income Tax Effects of Issuing Convertible Debt with a Beneficial Conversion Feature.” In Issue No. 05-8, the EITF concluded that the issuance of convertible debt with a beneficial conversion feature creates a temporary difference on which deferred taxes should be provided. The consensus is required to be applied in fiscal periods beginning after December 15, 2005, by retroactive restatement of prior financial statements retroactive to the issuance of the convertible debt. On June 27, 2006, the Company filed a Form 8-K to apply the new policy retrospectively with respect to all periods presented in the Company’s previously filed Form 10-K for the year ended December 31, 2005.
     The Company is filing this Amendment to the 2005 Form 8-K to update the previously filed pro forma information related to the acquisition of New Valley for the year ended December 31, 2005 as adjusted for the adoption of EITF Issue No. 05-8.
(d) Exhibits
Exhibit 99.1 — Pro-forma financial information.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President and Chief Financial Officer

Date: July 13, 2006

3